                                   EXHIBIT 21

                  SUBSIDIARIES OF WILLIAMS-SONOMA, INC. AS OF
                       FISCAL YEAR ENDED JANUARY 28, 1996

               EXHIBIT 21: SUBSIDIARIES OF WILLIAMS-SONOMA, INC.
                     AS OF FISCAL YEAR END JANUARY 28, 1996


Subsidiary Name                                   State/Date of Incorporation
- ---------------                                   ---------------------------
Williams-Sonoma Stores, Inc.                      California, October 29, 1984


Gardener's Eden, Inc.                             California, October 29, 1984


The Pottery Barn East, Inc.                       California, August 18, 1986


Hold Everything, Inc.                             California, September 30, 1986


Chambers Catalog Company, Inc.                    California, February 1, 1995

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